EXHIBIT 5.4

                                        June 24, 2002

DQE, Inc.
411 Seventh Avenue
Pittsburgh, Pennsylvania  15219

Ladies and Gentlemen:

            We are acting as special counsel for DQE, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania ("DQE"), in connection with the proposed issuance and sale of 15,000,000 shares, and up to an additional 2,250,000 shares pursuant to an overallotment option (collectively, the "Shares"), of DQE's Common Stock, no par value, as contemplated by the Registration Statement on Form S-3 filed with the Securities and Exchange Commission in File Nos. 333-85612 and 333-85612-01, as amended (the "Registration Statement"), for the registration of the Shares, among other securities, under the Securities Act of 1933, as amended (the "Act"). The Registration Statement has become effective under the Act. A prospectus dated June 7, 2002, as supplemented by a prospectus supplement dated June 20, 2002 (the "Prospectus"), is proposed to be filed by DQE with the Commission on or about the date hereof.

            We have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinion expressed below. Based on such examination and review, we advise you that we are of the opinion that, when issued and delivered, against payment therefor, in accordance with the terms and conditions described in the Prospectus, the Shares will be legally issued, fully paid and non-assessable.

            The foregoing opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws of any state relating to the distribution of the Shaers by the underwriters.

            We hereby authorize and consent to the use of this opinion as
Exhibit 5.4 to the Registration Statement, and authorize and consent to the reference to our firm in the Registration Statement and the Prospectus.

            As to all matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of even date herewith of David R. High, Esq., Vice President and General Counsel of DQE, which is being filed as
Exhibit 5.3 to the Registration Statement.

            In rendering his opinion, Mr. High may rely upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him. Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.


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                                          Very truly yours,

                                          /s/ Thelen Reid & Priest LLP

                                          THELEN REID & PRIEST LLP